UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2005

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court, Suite 100
Mountain View, CA 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 5, 2005 Aerogen, Inc. (the “Company”) entered into a Letter Agreement with Richard Daly, who was appointed to the Company’s board of directors (the “Board”) on April 20, 2005.  Under the terms of the Letter Agreement, Mr. Daly will act as a consultant to the Company between April 1, 2005 and May 1, 2005 in the field of strategic planning and analysis as it relates to the Company.  Mr. Daly’s compensation under the Letter Agreement shall not exceed $40,000.  A copy of the Letter Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2005, the Company received a notice from the staff of the Nasdaq Stock Market stating that the Company is not in compliance with Marketplace Rule 4310(c)(2)(B) and the staff is reviewing the Company’s eligibility for continued listing on the Nasdaq SmallCap Market.   The staff has requested that the Company provide, on or before May 4, 2005, a specific plan to achieve and sustain compliance with Nasdaq SmallCap listing requirements, including a timeframe for completion of the plan.

Receipt of the notice does not result in immediate delisting of the Company’s common stock.  The Company has notified the staff of the Nasdaq Stock Market that the reason for the Company’s failure to comply with Rule 4310(c)(2)(B) is due to an accounting change that reclassified its outstanding warrants as liabilities rather than as equity and which resulted in a corresponding decrease in its balance sheet entry for stockholders’ equity.  The Company intends to submit a plan to achieve and sustain compliance as requested by Nasdaq.

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2005, the Company issued a press release announcing the appointment of Richard Daly as a member of the Company’s Board.

A copy of the press release announcing the appointment of Mr. Daly to the Board is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(c)        Exhibits:

10.1         Letter Agreement by and between the Company and Richard Daly, dated April 5, 2005.

99.1         Press Release, dated April 20, 2005, entitled “Aerogen Appoints Richard T. Daly to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: April 25, 2005	By:	/s/ Robert S. Breuil
	Name:	Robert S. Breuil
	Title:	Chief Financial Officer and Vice President of Corporate Development

EXHIBITS

10.1	Letter Agreement by and between the Company and Richard Daly, dated April 5, 2005.

99.1	Press Release, dated April 20, 2005, entitled “Aerogen Appoints Richard T. Daly to Board of Directors.”